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                                                                   EXHIBIT 10.34

                               AMENDMENT NO. 2 TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     THIS AMENDMENT NO. 2, dated as of September 10, 2002 ("Amendment No. 2"), to the Amended and Restated Employment Agreement, dated as of December 2, 1999, as amended by Amendment No. 1, dated as of October 9, 2000 (the "Agreement"), by and between ValueVision Media, Inc., a Minnesota corporation ("Employer") and Gene McCaffery ("Employee"). All capitalized terms not defined in this Amendment No. 2 shall have the meaning given such term in the Agreement, unless the context requires otherwise.

                                   WITNESSETH:

     WHEREAS, Employer and Employee previously entered into the Agreement, pursuant to which Employer currently employs Employee pursuant to the terms and conditions of the Agreement;

     WHEREAS, Employer and Employee each have determined that it would be to the advantage and best interest of Employer and Employee to enter into this Amendment No. 2 to extend the term of the Agreement;

     WHEREAS, this Amendment No. 2 supplements, modifies and amends certain provisions of the Agreement, but except as specifically so amended herein, the Agreement shall continue in full force and effect including, without limitation the grant of stock options in the amount of 100,000 shares of Employer's common stock pursuant to section 4(e) of the Agreement, which options have vested in accordance with their terms, and the grant of stock options as set forth in Amendment No. 1 to the Agreement; and

     WHEREAS, as provided in the Agreement, the Original Options shall not be superseded by the Agreement or this Amendment No. 2 and shall be in effect as provided in the Original Agreement, such Original Options being heretofore vested for all purposes of Section 4.e. of the Original Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Amendment No. 2, the parties hereto agree as follows:

     1. Extended Term of Employment. Section 2, "Term", of the Agreement is amended by deleting the first sentence of the Section and replacing it with the following:


     "Employee's employment under this Agreement, as amended by Amendment No. 1 and Amendment No. 2, in lieu of the Original Agreement, shall commence on December 2, 1999 and shall continue on a full-time basis until December 31, 2005 (the "Term"), unless earlier terminated as hereinafter provided. The period from December 2, 1999 until March 31, 2001 is referred to as the "Initial Term"; the period from April 1, 2001

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         until April 1, 2004 is referred to as the "First Extended Term"; the period from April 2, 2004 until December 31, 2005 is referred to as the "Second Extended Term"; and the First Extended Term and the Second Extended Term together are referred to as the "Extended Term".

          2. Compensation -- Base Salary. Section 4.a., "Compensation -- Base Salary" is amended by deleting the sentence and replacing it with the following:

         "Employee shall receive a base salary of Seven Hundred Fifty Thousand and no/100 Dollars ($750,000) during each year of the Initial Term. Commencing on the first day of the Extended Term, Employee's base salary shall increase by Fifty Thousand and no/100 Dollars ($50,000), and shall increase by an additional Fifty Thousand and no/100 Dollars ($50,000) on each anniversary of the commencement of the Extended Term. The base salary that Employee is receiving at any given time shall be referred to as the "Base Salary" for purposes of computing Bonus Salary and other benefits hereunder from time to time. All Base Salary shall be payable in accordance with Employer's normal payment schedule for its executive employees."

          3. Compensation -- Signing Bonus. Section 4.b., "Compensation -- Signing Bonus", is amended by adding the following sentences following the first sentence in Section 4.b.:

         "Upon execution of Amendment No. 1, Employee shall be entitled to receive a payment of Five Hundred Thousand and no/100 Dollars ($500,000) (the "First Extended Term Signing Bonus"). In the event that Employee voluntarily terminates his employment during the Employment Period pursuant to Section 6.c. of the Agreement, other than pursuant to Section 6.e. or Section 6.f., then Employee shall repay to the Employer a pro rata portion of the First Extended Term Signing Bonus based on the remaining period of the First Extended Term at the time of such voluntary termination. Upon execution of Amendment No. 2, Employee shall be entitled to receive a payment of Two Hundred Ninety-One Thousand, Six Hundred and Sixty-Six and no/100 Dollars ($291,666) (the "Second Extended Term Signing Bonus"), which shall become due and payable to Employee commencing on the first day of the Second Extended Term. In the event that Employee voluntarily terminates his employment during the Employment Period pursuant to Section 6.c. of the Agreement, other than pursuant to Section 6.e. or Section 6.f., then Employee shall repay to the Employer a pro rata portion of the Second Extended Term Signing Bonus (if Employee as of such voluntary termination date has already received the Second Extended Term Signing Bonus) based on the remaining period of the Second Extended Term at the time of such voluntary termination."


          4. Stock Options. A new subsection (ii) shall be added as set forth below, and the existing subsection (ii) shall be redesignated as subsection (iii):

          "(ii) (a) As of the date of Amendment No. 1, Employer shall grant to Employee, employee stock options to purchase an aggregate of Four Hundred and Fifty Thousand

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         and no/100 (450,000) shares of the Employer's Common Stock (the "First
         Extended Period Options"). The First Extended Period Options shall be granted under an option agreement between Employer and Employee dated as of the date of Amendment No. 1, and shall vest and become exercisable by Employee as follows: on each July 1st, October 1st, January 1st and April 1st during the First Extended Term, commencing on July 1st 2001 and ending on April 1st, 2004, options to purchase Thirty-Seven Thousand Five Hundred (37,500) shares shall vest and become exercisable. The First Extended Period Options shall have a term of ten (10) years, provided that upon the termination of Employee's employment with Employer, Employee shall have six months from the date of such termination to exercise any such Options. The First Extended Period Options shall have a per share exercise price equal to $22.50, the closing price of one share of common stock of Employer on the last trading day immediately prior to the date of Amendment No. 1.

         "(b) As of the date of Amendment No. 2, Employer shall grant to Employee, employee stock options to purchase an aggregate of Two Hundred Sixty-Two Thousand, Five Hundred and no/100 (262,500) shares of the Employer's Common Stock (the "Second Extended Period Options"). The Second Extended Period Options shall be granted under an option agreement between Employer and Employee dated as of the date of Amendment No. 2, and shall vest and become exercisable by Employee as follows: on each July 1st, October 1st, December 31st and April 1st during the Second Extended Term, commencing on July 1st 2004 and ending on December 31st, 2005, options to purchase Thirty-Seven Thousand Five Hundred (37,500) shares shall vest and become exercisable. The Second Extended Period Options shall have a term of ten (10) years, provided that upon the termination of Employee's employment with Employer, Employee shall have six months from the date of such termination to exercise any such Options. The Second Extended Period Options shall have a per share exercise price equal to $14.81.


          5. Retention Bonus. The following changes are made to paragraph 4(f) of the Agreement, "Compensation -- Retention Bonus". In the first sentence of that paragraph, the word "Term" is changed to "Initial Term"; and the following sentences are added to the end of the paragraph:

         "As an additional incentive to retain Employee through the end of the First Extended Term, Employer shall pay Employee an additional amount equal to One Million no/100 Dollars ($1,000,000) (the "First Extended Term Retention Bonus") if (i) Employee remains employed with Employer through the last day of the First Extended Term, (ii) Employee is discharged without Cause pursuant to Section 6.f or (iii) Employee resigns following a Change of Control pursuant to Section 6.f., or (iv) Employee resigns for Employer cause pursuant to Section 6.e. For the avoidance of doubt, the First Extended Term Retention Bonus is payable in addition to, and not in lieu of, the Retention Bonus payable to Employee in respect of the Initial Term under the provisions of the first sentence of Section 4.f. hereof."



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         "As an additional incentive to retain Employee through the end of the
         Second Extended Term, Employer shall pay Employee an additional amount equal to Five Hundred Eighty-Three Thousand, Three Hundred and Thirty-Three and no/100 Dollars ($583,333.00) (the "Second Extended Term Retention Bonus") if (i) Employee remains employed with Employer through the last day of the Second Extended Term, (ii) Employee is discharged without Cause pursuant to Section 6.f or (iii) Employee resigns following a Change of Control pursuant to Section 6.f., or (iv) Employee resigns for Employer cause pursuant to Section 6.e. For the avoidance of doubt, the Second Extended Term Retention Bonus is payable in addition to, and not in lieu of, either the Retention Bonus payable to Employee in respect of the Initial Term under the provisions of the first sentence of Section 4.f. hereof or the First Extended Term Retention Bonus referred to in the immediately preceding paragraph."


         6.       Additional Extended Terms.

                  Employer and Employee agree that on or prior to the date that is eighteen (18) months before the end of the Second Extended Term, they shall discuss the interest of both parties in extending the Agreement for an additional term (i.e., beyond the Second Extended
         Term) of eighteen (18) months and, upon the mutual desire and agreement of the parties for such additional term, to enter into a further Amendment to the Agreement reflecting such agreement.

         7.       Continued Effect of Agreement.

                  Except as specifically amended by this Amendment No. 2, the terms and provisions of the Agreement remain unchanged and the Agreement shall continue in full force and effect.


                  IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment No. 2 to be executed as of the day, month and year first above written.



                             VALUEVISION MEDIA, INC.


                                       By:    /s/ Marshall Geller
                                           -------------------------------
                                           Title: Chairman of Compensation
                                                  Commitee
                                           Name: Marshall Geller

                                       By:    /s/ Gene McCaffery
                                          -------------------------------
                                                  Gene McCaffery